    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997

                                                      REGISTRATION NO. 333-33675
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                   FORM SB-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        NEUTRAL POSTURE ERGONOMICS, INC.
                 (Name of small business issuer in its charter)

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
             TEXAS                             2522                          74-2563656
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification Code Number)          Identification No.)
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                              3904 N. TEXAS AVENUE
                               BRYAN, TEXAS 77803
                                 (409) 778-0502
          (Address and telephone number of principal executive offices and principal place of business)

                             ---------------------

                               REBECCA E. BOENIGK
                            CHIEF EXECUTIVE OFFICER
                        NEUTRAL POSTURE ERGONOMICS, INC.
                              3904 N. TEXAS AVENUE
                               BRYAN, TEXAS 77803
                                 (409) 778-0502
           (Name, address and telephone number of agent for service)

                             ---------------------

                                   Copies to:

                 GREG R. SAMUEL                                 DAVID E. MORRISON
             HAYNES AND BOONE, LLP                           THOMPSON & KNIGHT, P.C.
                901 MAIN STREET                                1700 PACIFIC AVENUE
                   SUITE 3100                                       SUITE 3300
            DALLAS, TEXAS 75202-3789                           DALLAS, TEXAS 75201
                 (214) 651-5000                                   (214) 969-1700
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                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                Not applicable.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

     Pursuant to the Underwriting Agreement between the Registrant and Huberman
Financial, Inc. (the "Underwriter"), the form of which was filed as Exhibit 1.1 to this Registration Statement, certain of the Selling Shareholders granted the
Underwriter a 45-day option to purchase up to an additional 160,000 shares of
Common Stock, solely to cover over-allotments, if any (the "Over-allotment
Option"). The Underwriter has notified the Registrant that it will not exercise the Over-allotment Option. Accordingly, the Registrant hereby de-registers the
160,000 shares of Common Stock constituting the Over-allotment Option.
================================================================================

                        SIGNATURES AND POWER OF ATTORNEY

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-1 and authorized this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of December, 1997.

                                        NEUTRAL POSTURE ERGONOMICS, INC.

                                        By:    /s/ Rebecca E. Boenigk
                                             ---------------------------
                                                   Rebecca E. Boenigk
                                                 Chairman of the Board
                                             and Chief Executive Officer

     In accordance with to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-1 was signed by the following persons in the capacities stated below on the 10th day of December, 1997:

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
       SIGNATURE                                        TITLE
       ---------                                        -----

/s/ Rebecca E. Boenigk                  Chairman of the Board, Chief Executive
----------------------                    Officer and Director (Principal
    Rebecca E. Boenigk                    Executive Officer)

            *                           President and Director
----------------------
    David W. Campbell

            *                           Vice President, Chief Financial Officer
----------------------                    and Secretary/Treasurer (Principal
    Gregory A. Katt                       Financial and Accounting Officer)

            *                           Director
----------------------
  Jerome J. Congleton

            *                           Director
----------------------
    Ronald L. Jones

            *                           Director
----------------------
   James W. Thompson

            *                           Director
----------------------
 Cynthia Pladziewicz

                                          *By:  /s/ Rebecca E. Boenigk
                                                -------------------------------
                                                Rebecca E. Boenigk, pursuant to
                                                powers of attorney previously
                                                filed with the Securities and
                                                Exchange Commission
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